Exhibit 99.1

ATEC Reports Fourth Quarter and Full Year 2024 Financial Results

Full year 2024 total revenue grew 27% to $612 million, enabling significant profit margin expansion

Full year 2025 total revenue expected to approximate $732 million and fuel free cash flow

CARLSBAD, Calif., February 26, 2025 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and year ended December 31, 2024, and business highlights.

Fourth Quarter and Full Year 2024 Financial Results

	Quarter Ended December 31, 2024	Year Ended December 31, 2024
Total revenue	$177 million	$612 million
GAAP gross margin	69%	69%
Non-GAAP gross margin	70%	70%
Operating expenses	$145 million	$560 million
Non-GAAP operating expenses	$119 million	$461 million
GAAP net loss	($33) million	($162) million
Non-GAAP adjusted EBITDA	$21 million	$31 million
Non-GAAP adjusted EBITDA margin	12%	5%
Ending cash balance	$139 million

Numbers and percentages may not foot due to rounding.

Fourth Quarter 2024 Business Highlights

•
Grew surgical revenue by 28%, with 19% surgical volume growth and a 7% increase in average revenue per surgery
•
Increased new surgeon users by 20%
•
Entered Japan with first surgery
•
Generated $9 million of free cash flow

"As many in the industry are choosing to capitulate, ATEC, the largest pure-play spine company, remains focused on revolutionizing spine care,” asserted Pat Miles, Chairman and Chief Executive Officer. “The coming years will be our best yet. We are expanding our influence in deformity through EOS-integrated, procedure-specific technologies. We are thrilled to have performed our first surgeries in Japan, the world’s second-largest spine market. The durable revenue growth that we are driving, combined with sharpened operational discipline, position us for self-funded growth in 2025 and beyond.”

Financial Outlook for the Full Year 2025

The Company continues to expect total revenue for the fiscal year ended December 31, 2025, to approximate $732 million, reflecting growth of approximately 20% compared to full year 2024. This includes surgical revenue of approximately $657 million and approximately $75 million of EOS revenue. The Company also continues to anticipate adjusted EBITDA of approximately $75 million, which will contribute to positive free cash flow for the full year 2025.

Financial Results Webcast

The Company will host a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures and a discussion of the Company’s non-GAAP definitions. We have not reconciled our adjusted operating expenses and adjusted EBITDA estimates for full year 2025 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of 2025 adjusted operating expenses and adjusted EBITDA estimates is not available without unreasonable effort.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches, introductions, regulatory submissions or clearances and territory penetration; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; and the Company’s future ability to finance its operations and sufficiency of its cash runway. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)
Revenue from products and services	$176,793	$137,970	$611,562	$482,262
Cost of sales	55,205	42,780	187,300	172,059
Gross profit	121,588	95,190	424,262	310,203
Operating expenses:
Research and development	23,244	22,284	80,718	70,115
Sales, general and administrative	114,541	104,120	450,199	374,080
Litigation-related expenses	1,188	9,472	9,799	22,287
Amortization expense	4,720	3,823	16,258	14,284
Transaction-related expenses	327	(65)	210	2,113
Restructuring expenses	1,386	386	3,247	719
Total operating expenses	145,406	140,020	560,431	483,598
Operating loss	(23,818)	(44,830)	(136,169)	(173,395)
Other expense, net:
Interest expense, net	(7,151)	(4,416)	(24,879)	(16,641)
Other (expense) income, net	(1,922)	44	(1,025)	3,121
Total other expense, net	(9,073)	(4,372)	(25,904)	(13,520)
Net loss before taxes	(32,891)	(49,202)	(162,073)	(186,915)
Income tax provision (benefit)	441	(124)	50	(277)
Net loss	$(33,332)	$(49,078)	$(162,123)	$(186,638)
Net loss per share, basic and diluted	$(0.23)	$(0.37)	$(1.13)	$(1.54)
Weighted average shares outstanding, basic and diluted	144,583	133,750	142,946	121,242
Stock-based compensation included in:
Cost of sales	$2,485	$481	$4,961	$25,082
Research and development	9,894	9,154	27,030	18,741
Sales, general and administrative	9,154	10,880	41,286	37,421
	$21,533	$20,515	$73,277	$81,244

ALPHATEC HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$138,840	$220,970
Accounts receivable, net	82,987	72,613
Inventories	175,264	136,842
Prepaid expenses and other current assets	20,308	20,666
Total current assets	417,399	451,091
Property and equipment, net	156,394	149,835
Right-of-use assets	34,701	26,410
Goodwill	70,976	73,003
Intangible assets, net	93,518	102,451
Other assets	2,722	2,418
Total assets	$775,710	$805,208

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,984	$48,985
Accrued expenses and other current liabilities	81,466	87,712
Contract liabilities	10,467	13,910
Short-term debt	1,656	1,808
Current portion of operating lease liabilities	6,453	5,159
Total current liabilities	153,026	157,574
Total long-term liabilities	613,250	545,915
Redeemable preferred stock	23,603	23,603
Stockholders' equity	(14,169)	78,116
Total liabilities and stockholders' equity	$775,710	$805,208

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
	(unaudited)
	Gross profit, GAAP	$121,588	$95,190	$424,262	$310,203
	Add: amortization of intangible assets	(814)	278	108	939
	Add: stock-based compensation	2,485	481	4,961	25,082
	Add: purchase accounting adjustments on acquisitions	—	198	197	393
	Non-GAAP gross profit	$123,259	$96,147	$429,528	$336,617
	Gross margin, GAAP	68.8%	69.0%	69.4%	64.3%
	Add: amortization of intangible assets	-0.5%	0.2%	0.0%	0.2%
	Add: stock-based compensation	1.4%	0.3%	0.8%	5.2%
	Add: purchase accounting adjustments on acquisitions	0.0%	0.1%	0.0%	0.1%
	Non-GAAP gross margin	69.7%	69.7%	70.2%	69.8%

		Three Months Ended		Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
	(unaudited)
	Operating expenses, GAAP	$145,406	$140,020	$560,431	$483,598
	Adjustments:
	Stock-based compensation	(19,048)	(20,034)	(68,316)	(56,162)
	Litigation-related expenses	(1,188)	(9,472)	(9,799)	(22,287)
	Amortization expense	(4,720)	(3,823)	(16,258)	(14,284)
	Transaction-related expenses	(327)	65	(210)	(2,113)
	Restructuring expenses	(1,386)	(386)	(3,247)	(719)
	Other non-recurring expenses[1,2]	—	—	(1,608)	(1,349)
	Non-GAAP operating expenses	$118,737	$106,370	$460,993	$386,684

		Three Months Ended		Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
	(unaudited)
	Net loss, GAAP	$(33,332)	$(49,078)	$(162,123)	$(186,638)
	Interest expense, net	7,151	4,416	24,879	16,641
	Other expense (income), net	1,922	(44)	1,025	(3,121)
	Income tax provision (benefit)	441	(124)	50	(277)
	Depreciation	16,102	11,918	62,052	40,916
	Amortization expense	3,906	4,101	16,366	15,223
	EBITDA	(3,810)	(28,811)	(57,751)	(117,256)
	Add back significant items:
	Stock-based compensation	21,533	20,515	73,277	81,244
	Purchase accounting adjustments on acquisitions	—	198	197	393
	Litigation-related expenses	1,188	9,472	9,799	22,287
	Transaction-related expenses	327	(65)	210	2,113
	Restructuring expenses	1,386	386	3,247	719
	Other non-recurring expenses[1,2]	—	—	1,608	1,349
	Adjusted EBITDA	$20,624	$1,695	$30,587	$(9,151)

	Adjusted EBITDA margin	11.7%	1.2%	5.0%	(1.9%)
	Adjusted EBITDA margin expansion	1050 bps

[1]	Non-recurring net charges on assets and liabilities associated with customer plan of reorganization
[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy

NON-GAAP DEFINITIONS

Amortization of intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions.

Litigation-related expenses: We are involved in various litigation matters that from time-to-time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities Exchange Commission.

Other non-recurring expenses: These expenses represent non-recurring expenses that we consider to be one-time in nature.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value asset step-ups associated with tangible assets acquired from business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to achieve synergies associated with an acquisition, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: These expenses represent one-time costs associated with business combinations, asset acquisitions, and financings. These items may include but are not limited to consulting and legal fees, contract termination costs and other related deal costs.

Adjusted EBITDA: Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described.